Exhibit 99.1
News Release

For immediate release	For more information contact:
May 1, 2018	Matthew G. Molchan
Chief Executive Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
First Quarter Ended March 31, 2018

•	Debt paydown of $6.5 million during the quarter

•	Announces 2018 financial guidance

•	Company to pay regular quarterly cash dividend of $0.055 cents per share

Suwanee, GA. - May 1, 2018 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the first quarter ended March 31, 2018.
Total revenues from continuing operations for the first quarter were $25.5 million, compared to $25.8 million in the first quarter of the prior year.
Net loss from continuing operations for the first quarter was $1.4 million, or $0.07 net loss per diluted share from continuing operations, compared to net loss of $2.3 million, or $0.11 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss from continuing operations for the first quarter was $1.4 million, or $0.07 adjusted net loss from continuing operations per diluted share, compared to $1.3 million, or $0.06 adjusted net loss per diluted share in the same period in the prior year.
Non-GAAP adjusted EBITDA from continuing operations for the first quarter was $1.0 million, compared to $1.1 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “Overall, our business performed within our expectations. Despite some harsh weather conditions in the Midwest and the Northeast, our service businesses, Diagnostic Services and Mobile Healthcare, continued to deliver convenient, effective and efficient healthcare solutions on an as needed, when needed, and where needed basis across the country during the quarter." Molchan continued, “Our Diagnostic Imaging business continued to see improvements, exceeding revenue for the quarter on a year over year basis. Also, in the quarter, as previously announced - we sold our service contracts in our MDSS business unit to Philips - effectively discontinuing operations in this unit. We also completed some operational and personnel changes in our core business areas as a result of the divestiture of the MDSS business. Finally, we were able to pay down our debt from $19.5 million at the beginning of the quarter to $13.0 million at the end of the quarter. We expect our business to continue to generate free cash flow, which we will use to pay down debt and fund our ongoing dividend, both of which we believe deliver value to our shareholders.”
The Company also announces a cash dividend of $0.055 cents per share that will be paid on May 30, 2018, to shareholders of record on May 15, 2018.
2018 Financial Guidance
The Company announced its financial guidance for 2018, which is to generate revenues from continuing operations of between $100 and $105 million, non-GAAP adjusted EBITDA of between $8.5 and $9.5 million, and free cash flow between $4 and $5 million.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on May 1, 2018 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the

Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income(loss),” “adjusted net income(loss) per diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain(loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on May 1st, 2018.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2018	2017
Revenues
Services	$22,623	$23,057
Product and product-related	2,842	2,783
Total revenues	25,465	25,840
Cost of revenues:
Services	19,261	18,583
Product and product-related	1,597	1,655
Total cost of revenues	20,858	20,238

Gross profit	4,607	5,602
Total gross profit percentage	18.1%	21.7%
Services gross profit percentage	14.9%	19.4%
Product and product-related gross profit percentage	43.8%	40.5%

Operating expenses:
Marketing and sales	1,467	1,783
General and administrative	4,392	4,896
Amortization of intangible assets	357	374
Total operating expenses	6,216	7,053

Loss income from operations	(1,609)	(1,451)

Other expense:
Other expense, net	(17)	—
Interest expense, net	(217)	(193)
Total other expense	(234)	(193)

Loss from continuing operations before income taxes	(1,843)	(1,644)
Income tax benefit (expense)	455	(607)
Net loss from continuing operations	(1,388)	(2,251)
Income from discontinued operations	5,494	175
Net income (loss)	$4,106	$(2,076)

Net income (loss) per share - basic and diluted
Continuing operations	$(0.07)	$(0.11)
Discontinued operations	$0.27	$0.01
Net income (loss) per share - basic and diluted	$0.20	$(0.10)
Dividends declared per common share	$0.055	$0.05

Weighted average shares outstanding – basic and diluted	20,092	19,933

Digirad Corporation
Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	March 31, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$1,033	$1,877
Securities available-for-sale	116	97
Accounts receivable, net	12,752	15,887
Inventories, net	5,755	5,501
Restricted cash	243	242
Other current assets	2,287	1,972
Total current assets	22,186	25,576
Property and equipment, net	27,176	28,365
Intangible assets, net	7,473	7,830
Goodwill	2,392	2,392
Restricted cash	101	101
Non-current assets held for sale	—	1,736
Other assets	634	703
Total assets	$59,962	$66,703

Liabilities:
Current liabilities:
Accounts payable	$5,712	$5,207
Accrued compensation	3,208	5,507
Accrued warranty	182	204
Deferred revenue	1,922	2,302
Current liabilities held for sale	—	835
Other current liabilities	2,666	2,915
Total current liabilities	13,690	16,970
Long-term debt	13,001	19,500
Deferred tax liabilities	361	254
Other liabilities	1,979	2,180
Total liabilities	29,031	38,904

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,118,336 and 20,060,311 shares issued and outstanding (net of treasury shares) at March 31, 2018 and December 31, 2017, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at March 31, 2018 and December 31, 2017	(5,728)	(5,728)
Additional paid-in capital	147,189	148,163
Accumulated other comprehensive loss	(22)	(5)
Accumulated deficit	(110,510)	(114,633)
Total stockholders’ equity	30,931	27,799
Total liabilities and stockholders’ equity	$59,962	$66,703

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2018	2017

Net loss from continuing operations	$(1,388)	$(2,251)
Acquired intangible amortization	357	374
Acquisition related contingent consideration valuation adjustment (1)	—	(57)
Unrealized loss on available-for-sale securities (2)	17	—
Restructuring costs (3)	97	—
Income tax items (4)	(455)	607
Non-GAAP adjusted net loss from continuing operations	$(1,372)	$(1,327)

Net loss per diluted share from continuing operations (5)	$(0.07)	$(0.11)
Acquired intangible amortization	0.02	0.02
Unrealized loss on available-for-sale securities (2)	—	—
Acquisition related contingent consideration valuation adjustment (1)	—	—
Restructuring costs (3)	—	—
Income tax items (4)	(0.02)	0.03
Non-GAAP adjusted net loss per diluted share from continuing operations (5)	$(0.07)	$(0.06)

	Three Months Ended March 31,
(in thousands)	2018	2017

Net loss from continuing operations	$(1,388)	$(2,251)
Acquisition related contingent consideration valuation adjustment (1)	—	(57)
Unrealized loss on available-for-sale securities (2)	17	—
Restructuring costs (3)	97	—
Depreciation and amortization	2,265	2,366
Stock-based compensation	201	255
Interest expense, net	217	193
Income tax expense (benefit)	(455)	607
Non-GAAP adjusted EBITDA from continuing operations	$954	$1,113

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects change in fair value on equity investments classified as available-for-sale.
(3) Reflects severance related costs.
(4) The Company has a significant tax NOL that is offset by a full valuation allowance recorded in the fourth quarter of 2017 in the GAAP consolidated financial statements. As a result, for purposes of non-GAAP measures, we utilized a 0% effective tax rate.
(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2018	2017
Net cash provided by operating activities	$420	$1,924
Purchases of property and equipment, net of dispositions	(161)	(485)
Free cash flow	$259	$1,439

Digirad Corporation
Supplemental Debt Information
(Unaudited)

The following table reflects outstanding principal balances and interest rates for the Company's debt at March 31, 2018 and December 31, 2017:

	March 31, 2018		December 31, 2017
(in thousands)	Balance	Interest Rate	Balance	Interest Rate
Revolving Credit Facility (1)	$13,001	4.25%	$19,500	3.90%
Total borrowings	$13,001		$19,500

(1) A Revolving Credit Agreement was entered into with Comerica Bank on June 21, 2017. The agreement consists of a revolving credit facility with a five-year term, maturing on June 21, 2022.

Digirad Corporation
Supplemental Segment Information
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2018	2017 (1)
Revenue by segment:
Diagnostic Services	$12,025	$12,202
Diagnostic Imaging	2,842	2,783
Mobile Healthcare	10,598	10,855
Condensed consolidated revenue	$25,465	$25,840
Gross profit by segment:
Diagnostic Services	$2,247	$2,836
Diagnostic Imaging	1,245	1,128
Mobile Healthcare	1,115	1,638
Condensed consolidated gross profit	$4,607	$5,602
Income (loss) from continuing operations by segment:
Diagnostic Services	$(290)	$16
Diagnostic Imaging	(204)	(437)
Mobile Healthcare	(1,115)	(1,030)
Condensed consolidated loss from continuing operations	$(1,609)	$(1,451)

(1) Segment information has been recast for all periods presented to reflect the MDSS disposition as discontinued operations. As certain shared function costs previously allocated to MDSS are not allocable to discontinued operations, prior period corporate costs have been re-allocated amongst the continuing reportable segments.